Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1994 - C Owner Trust
                         For the Month of March 1998
                      Distribution Date of April 20, 1998
                           Servicer Certificate #40

Original Pool Amount                                      $315,029,921.60

Beginning Pool Balance                                     $38,906,120.15
Beginning Pool Factor                                           0.1234998

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $3,605,408.59
     Interest Collected                                       $320,519.23

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $63,532.92
Total Additional Deposits                                      $63,532.92

Repos / Chargeoffs                                             $11,306.85
Aggregate Number of Notes Charged Off                                  45

Total Available Funds                                       $3,351,720.73

Ending Pool Balance                                        $35,927,144.72
Ending Pool Factor                                              0.1140436

Servicing Fee                                                  $32,421.77

Repayment of Servicer Advances                                $637,740.01

Reserve Account:
     Beginning Balance  (see Memo Item)                     $6,422,289.73
     Target Percentage                                               6.50%
     Target Balance                                         $2,335,264.41
     Minimum Balance                                        $6,615,628.35
     (Release) / Deposit                                      ($26,742.71)
     Ending Balance                                         $6,395,547.02

Current Weighted Average APR:                                       9.441%
Current Weighted Average Remaining Term (months):                   15.85

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days              $399,007.36      263
                                31 - 60 days              $94,348.65       68
                                60+  days                $136,313.35       27

     Total:                                              $629,669.36      275

     Balances:                  60+  days                $338,002.67       27

Memo Item - Reserve Account
     Prior Month                                       $6,313,268.38
+    Invest. Income                                       $26,742.71
+    Excess Serv.                                         $82,278.64
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $6,422,289.73


Exhibit 20.1
Page 2 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  March 1998

                                                                                      NOTES
                                                                 (Money Market)
                                                      TOTAL         CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $315,029,921.60     $207,000,000.00     $97,000,000.00     $11,029,921.60
Original Pool Amount
Distributions:
     Distribution Percentages                                                0.00%             96.50%              3.50%
     Coupon                                                                 7.650%             8.000%             8.300%

Beginning Pool Balance                          $38,906,120.15
Ending Pool Balance                             $35,927,144.72

Collected Principal                              $2,967,668.58
Collected Interest                                 $320,519.23
Charge - Offs                                       $11,306.85
Liquidation Proceeds / Recoveries                   $63,532.92
Servicing                                           $32,421.77
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $3,319,298.96

Beginning Balance                               $38,593,096.98               $0.00     $35,562,758.23      $3,030,338.76

Interest Due                                       $258,044.89               $0.00        $237,085.05         $20,959.84
Interest Paid                                      $258,044.89               $0.00        $237,085.05         $20,959.84
Principal Due                                    $2,978,975.43               $0.00      $2,874,711.29        $104,264.14
Principal Paid                                   $2,978,975.43               $0.00      $2,874,711.29        $104,264.14

Ending Balance                                  $35,614,121.56               $0.00     $32,688,046.94      $2,926,074.62
Note / Certificate Pool Factor                                              0.0000             0.3370             0.2653
   (Ending Balance / Original Pool Amount)
Total Distributions                              $3,237,020.32               $0.00      $3,111,796.34        $125,223.98

Interest Shortfall                                       $0.00               $0.00              $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                    $82,278.64
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $6,422,289.73
(Release) / Draw                                   ($26,742.71)
Ending Reserve Acct Balance                      $6,395,547.02


Exhibit 20.1
Page 3 of 3

Navistar Financial 1994 - C Owner Trust
For the Month of March 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                             5                   4                  3                   2                  1
                                          Nov-97              Dec-97             Jan-98              Feb-98              Mar-98
Beginning Pool Balance                $56,533,530.58      $52,865,691.61     $46,585,631.74      $42,736,062.58      $38,906,120.15

A)   Loss Trigger:
Principal of Contracts Charged Off        $31,000.14               $0.00        $234,457.84         $244,368.79          $11,306.85
Recoveries                                $14,230.76           $3,055.63         $44,036.59          $75,112.79          $63,532.92

Total Charged Off (Months 5, 4, 3)       $265,457.98
Total Recoveries (Months 3, 2, 1)        $182,682.30
Net Loss / (Recoveries) for 3 Mos         $82,775.68 (a)

Total Balance (Months 5, 4, 3)       $155,984,853.93 (b)

Loss Ratio Annualized  [(a/b) * (12)]         0.6368%

Trigger:  Is Ratio > 1.5%                         No
                                                                                 Jan-98              Feb-98              Mar-98

B)   Delinquency Trigger:                                                       $568,483.32         $650,629.74         $338,002.67
     Balance delinquency 60+ days                                                  1.22030%            1.52244%            0.86876%
     As % of Beginning Pool Balance                                                1.51306%            1.53147%            1.20383%
     Three Month Average

Trigger:  Is Average > 2.0%                       No

C)   Noteholders Percent Trigger:             2.0301%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                        No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer